UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12.

Panera Bread Company

(Exact name of registrant as specified in its charter)

Delaware	000-19253	04-2723701
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3630 South Geyer Road, Suite 100 St. Louis, MO	63127
(Address of Principal Executive Offices)	(Zip Code)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXHIBIT INDEX

Exhibit 99.1	Letter to Panera Employees, sent April 5, 2017.

Exhibit 99.1

Team,

I know there have been lots of rumors and speculation about Panera the past few days. This morning, I am pleased that I can address those rumors directly and share with you some exciting news.

Panera Bread and JAB this morning announced a definitive merger agreement.

So, what does this mean? When the transaction closes, each Panera shareholder will receive $315 per share in cash and Panera will be a privately held company.

Why are we doing this? Our success is the byproduct of our commitment to long-term decision making and operating in the interest of all stakeholders, including guests, associates, and franchisees. But this is getting harder to do in our increasingly short-sighted world. We believe this transaction with JAB, a private investor with an equally long-term perspective, as well as a deep commitment to our strategic plan, allows us to continue to focus on growing the business for the long-term and on serving our stakeholders.

Who is JAB? JAB is a private partnership and investment fund that represents long term money, and Panera and JAB share many of the same values – integrity, a focus on learning and a belief in ownership and accountability. JAB focuses on investing in businesses, which, like ours, have a loyal customer base, a strong sense of purpose and a unique place in the market – they currently hold controlling stakes in Stumptown Coffee Roasters, Keurig Green Mountain, Krispy Kreme Doughnuts and Peet’s Coffee & Tea, among others. They are known for taking a hands-off approach to their investments, with a focus on incentivizing management teams so that they can continue executing on successful business strategies. In the assessment of the Panera team who has been working with JAB, these are good people.

Here is what Olivier Goudet, JAB Partner and CEO, said about Panera in our external press release today, “We have long admired Ron and the incredible success story he has created at Panera. I have great respect for the strong business that he, together with his management team, its franchisees and its associates has built. We strongly support Panera’s vision for the future, strategic initiatives, culture of innovation, and balanced company vs. franchise store mix. We are excited to invest in and work together with the Company’s management team and franchisees to continue to lead the industry.”

We expect the transaction will close in 3–4 months (during the third quarter of 2017). Following the close of the transaction, Panera will be privately held and continue to be operated independently by the Company’s management team.

Please join me today for a town hall meeting. We want to share this exciting news with you in person in our St. Louis offices. So please join me, Mike and Blaine at 3PM Central in Baguette U.

As many of you know from our Family Reunion last month, I consider Panera my third child – one I have loved and nurtured for more than half my life. I will always do what I consider best for my children and for all of you. I honestly believe, with all my heart, that this change is a good one for Panera. It will best allow us to serve all our stakeholders and enhance what we all love about Panera.

All my best,

Ron

Additional Information and Where to Find It

This communication relates to the proposed merger involving Panera Bread Company (“Panera”) and JAB Holdings B.V., Rye Parent Corp. (“Rye Corp.”) and Rye Merger Sub, Inc. In connection with the proposed merger, Panera and Rye Corp. intend to file relevant materials with the Securities and Exchange Commission (the “SEC”), including Panera’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, and is not a substitute for the Proxy Statement or any other document that Panera may file with the SEC or send to its stockholders in connection with the proposed merger. STOCKHOLDERS OF PANERA ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov and Panera stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Panera.

Participants in the Solicitation

Panera, Rye Corp. and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Common Stock in respect of the proposed merger. Information about the directors and executive officers of Panera is set forth in the proxy statement for Panera’s 2016 Annual Meeting of stockholders, which was filed with the SEC on April 15, 2016, and in Panera’s Annual Report on Form 10-K for the fiscal year ended December 27, 2016, which was filed with the SEC on February 22, 2017. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Cautionary Statements Regarding Forward-Looking Information

Certain statements contained in this communication and in our public disclosures, whether written or oral, relating to future events or our future performance, including any discussion, expressed or implied, regarding our anticipated growth, operating results, future earnings per share, plans, objectives, the impact of our investments in sales-building initiatives and operational capabilities on future sales and earnings, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are often identified by the words “believe,” “positioned,” “estimate,” “project,” “target,” “plan,” “goal,” “assumption,” “continue,” “intend,” “expect,” “future,” “anticipate,” and other similar expressions, whether in the negative or the affirmative, that are not statements of historical fact.

These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict, and you should not place undue reliance on our forward-looking statements. Our actual results and timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to: the risk that Panera’s shareholders do not approve the merger; uncertainties as to the timing of the merger; the conditions to the completion of the merger may not be satisfied, or the regulatory approvals required for the merger may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the effect of the announcement or pendency of the merger on Panera’s business relationships, operating results, and business generally; risks that the merger disrupts current plans and operations of Panera and potential difficulties in Panera’s employee retention as a result of the merger; risks related to diverting management’s attention from Panera’s ongoing business operations; the outcome of any legal proceedings that may be instituted against Panera related to the merger agreement or the merger; the amount of the costs, fees, expenses and other charges related to the merger; and other factors discussed from time to time in our reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 27, 2016. All forward-looking statements and the internal projections and beliefs upon which we base our expectations included in this release are made only as of the date of this release and may change. While we may elect to update forward-looking statements at some point in the future, we expressly disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.